Exhibit 10.6

AMENDMENT TO LOAN AGREEMENT

Second Amendment (this “Second Amendment”) dated as of February 20, 2003 between MEDIS TECHNOLOGIES LTD. (the “Borrower”) and FLEET NATIONAL BANK (the “Bank”).

WHEREAS, the Borrower and the Bank are parties to a Loan Agreement dated as of December 29, 2000 (the “Agreement”); and

WHEREAS, the Borrower and the Bank entered into the First Amendment to the Agreement, dated as of October 24, 2002 and effective as of September 30, 2002, amending the definition of Termination Date to read December 26, 2003; and

WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend certain provisions of the Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

2.             The definition of Termination Date as defined in Section 1.1 (Defined Terms) of the Agreement is hereby amended in its entirety to read as follows:

“Termination Date” shall mean July 1, 2004 or, if such date is not a Business Day, the Business Day next succeeding such date.

3.             The Borrower hereby represents and warrants to the Bank that:

(a)           Each and every of the representations and warranties set forth in the Agreement and/or the documents executed pursuant thereto or in connection therewith is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

(b)           No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

4.             All obligations in connection with the Agreement are and shall continue to be (i) secured by the collateral referenced in the Agreement and more fully described in one or more pledge agreements in favor of the Bank and (ii) guaranteed by the Guarantors referenced in the Agreement pursuant to Guarantees in favor of the Bank.

5.             By their execution of this amendment in the space provided below, each of the guarantors indicated below hereby consent to this Second Amendment and reaffirm their continuing liability under their respective guarantees, in respect of the Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

6.             The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein.  Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Second Amendment.

7.             This Second Amendment shall be effective as of the date first above written; provided that this Second Amendment shall not be effective unless and until (i) the Bank shall have received counterparts  of this Second Amendment duly signed by the Borrower and Guarantors, (ii) the Borrower shall have paid the Bank an administrative fee in connection with this Second Amendment, which fee is $2,500.00 and (iii) the Bank shall have received evidence of such proper corporate organization, existence, authority and appropriate corporate proceedings with respect to the Borrower and the matters addressed by this Second Amendment and the documents, instruments and agreements executed pursuant hereto or in connection herewith, and such other certificates, instruments, and documents as the Bank shall reasonably request.

8.             This Second Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

MEDIS TECHNOLOGIES LTD.

By:	/s/ HOWARD WEINGROW
Name: Howard Weingrow
Title: President

FLEET NATIONAL BANK

By:	/s/ MICHAEL M. DWYER
Name: Michael M. Dwyer
Title:

2

Each of the guarantors indicated below hereby consent to this Second Amendment and reaffirm their continuing liability under their respective guarantees in respect of the Agreement as amended hereby and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such guarantors).

PLAZA HOTEL MANAGEMENT COMPANY

By:	/s/ HOWARD WEINGROW
Name: Howard Weingrow
Title: Partner

/s/ HOWARD WEINGROW
Howard Weingrow, Individually

/s/ ROBERT LIFTON
Robert Lifton, Individually